UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 17, 2017 (May 10, 2017)

THE GO ECO GROUP
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

15 Elvis Boulevard
Chester, New York   10918
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm
From September 14, 2010 through May 9, 2017, Enterprise CPAs, Ltd. ("Enterprise") was the independent registered public accounting firm of The Go Eco Group (the "Company"). On or about May 9, 2017, Enterprise informed Brian Conway, the Company's chief executive officer and a member of the Company's Board of Directors (the "Board"), that Enterprise would discontinue as the Company's independent registered public accounting firm effective on May 9, 2017.

None of our previous audit reports, in particular the audit reports for the fiscal years ended September 30, 2016 and September 30, 2015, contained any adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company's financial statements for the fiscal years ended September 30, 2016 and September 30, 2015.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through May 9, 2017, there were no disagreements (as defined in Item 304 of Regulation S-K) with the Enterprise on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Enterprise would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company's two most recent fiscal years, the subsequent interim periods thereto, and through May 9, 2017, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We furnished Enterprise with a copy of this disclosure on May 16, 2017 providing Enterprise with the opportunity to furnish the Company with a letter addressed to the Commission stating whether he agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree.  A copy of Enterprise's response is filed as Exhibit 16.1 to this Report.

New independent registered public accounting firm

On May 10, 2017, we engaged De Leon & Company, P.A., Certified Public Accountants and Consultants, 510 NW 159th Lane, Pembroker Pines, Florida 33028, telephone (954) 445-6478, an independent registered accounting firm, as our principal independent accountant with the approval of our board of directors.

During the fiscal years ended September 30, 2016 and September 30, 2015, and the subsequent interim periods through May 9, 2017, neither the Company nor anyone acting on its behalf consulted the De Leon & Company, P.A. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that De Leon & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

16.1	Letter from Enterprise CPAs, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of May 2017.

THE GO ECO GROUP

BY:	BRIAN CONWAY
Brian Conway President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors